Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Mark Desky

(312) 604-5470

mdesky@iwprint.com

INNERWORKINGS, INC. COMPLETES ACQUISITION OF CORPORATE EDGE, INC.

Chicago, IL  December 3, 2007 - InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of managed print solutions to corporate clients in the United States, announced today the completion of its acquisition of New York City-based Corporate Edge, Inc., a major national distributor of promotional products, on November 30, 2007. InnerWorkings announced the execution of a definitive agreement to acquire Corporate Edge on November 27, 2007.

About InnerWorkings, Inc.

Chicago-based InnerWorkings, Inc. (NASDAQ: INWK) is a leading provider of managed print solutions to corporate clients in the United States. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed products as part of a comprehensive outsourced enterprise solution. Based in Chicago with numerous other offices in the United States, InnerWorkings procures printed products for clients across a wide range of industries, such as advertising, consumer products, publishing and retail. For more information on InnerWorkings, visit: www.iwprint.com.

About Corporate Edge, Inc.

New York City-based Corporate Edge, Inc. is a major national distributor of promotional products, which creates cutting-edge corporate business solutions for Fortune 500 clients. Corporate Edge offers an experienced team with creative expertise and tactical flexibility that delivers quality branded merchandise on time and on budget. For more information on Corporate Edge, visit: www.thecorporateedge.com.

Forward-Looking Statements

This release contains statements relating to future results.  These statements are forward-looking statements under the federal securities laws.  We can give no assurance that any future results discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.  For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the Form 10-K we filed with the SEC.

(inwk-g)